UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2023

FINANCE OF AMERICA COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400

Plano, Texas 75024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 202-2666

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Warrants to purchase shares of Class A Common Stock	FOA.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2023, Mr. Johan Gericke, the Chief Financial Officer of Finance of America Companies Inc. (the “Company”), notified the Company of his resignation, effective as of October 13, 2023.

Effective as of October 13, 2023, Mr. Graham A. Fleming, 54, the Company’s current Chief Executive Officer (principal executive officer), will serve as interim Chief Financial Officer, and assume the responsibility for the function of principal financial officer, until November 15, 2023, the effective date of the appointment of Mr. Matthew A. Engel, as Chief Financial Officer and principal financial officer of the Company. For a summary of Mr. Fleming’s biographical information, see “Executive Officers of the Company” in the Company’s definitive proxy statement on Schedule 14A, dated April 26, 2023, filed with the Securities and Exchange Commission, which summary is incorporated by reference herein.

Prior to assuming the role of Chief Financial Officer (principal financial officer), Mr. Engel is expected to join the Company as an Executive Vice President of Finance on or about October 6, 2023. Prior to joining the Company, since April 2014, Mr. Engel, 56, served as Chief Financial Officer of Bloom Retirement Holdings Inc. (f/k/a American Advisors Group, “Bloom”), a former leading reverse mortgage originator that sold a substantial majority of its assets to the Company’s subsidiary, Finance of America Reverse LLC, on March 31, 2023. Prior to Bloom, Mr. Engel held various senior positions in accounting and finance at Newmark Knight Frank, H&R Block, Inc. and DST Systems, Inc. After earning a B.A. in Accounting from the University of Northern Iowa, Mr. Engel worked as a staff auditor for PricewaterhouseCoopers LLP from 1990 to 1993.

In connection with his appointment, Mr. Engel will receive an annual salary of $450,000 and an initial grant of time-based restricted stock units under the Finance of America Companies Inc. 2021 Omnibus Incentive Plan, on the effective date of his appointment as Chief Financial Officer (principal financial officer), having a fair market value equal to $325,000, with the exact number of restricted stock units to be determined on November 15, 2023 based on the closing price of the Company’s Class A Common Stock on the New York Stock Exchange on November 14, 2023, and vesting ratably over a prospective three-year period, subject to continued employment through each such date. Mr. Engel is also eligible to receive (i) a target cash bonus under the Company’s annual incentive plan of $525,000 (with a guaranteed minimum of $262,500 for performance year 2023), with the final payout of such bonus to be based on individual achievement and Company performance goals as determined by the Company’s compensation committee and (ii) a target annual equity award of time-based restricted stock units valued at $650,000 (with a guaranteed minimum award of time-based restricted stock units valued at $325,000 for performance year 2023), under the Finance of America Companies Inc. 2021 Omnibus Incentive Plan, which grant would be made in 2024 at the time the Company makes its annual executive equity awards and vest ratably over a prospective three-year period, subject to continued employment through each such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

By:	/s/ Graham A. Fleming
Name:	Graham A. Fleming
Title:	Chief Executive Officer

Dated: October 2, 2023